UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 20, 2007

SIRICOMM, INC.

(Exact name of registrant as specified in its Charter)

Delaware	0-18399	62-1386759
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

4710 East 32nd Street, Joplin, Missouri	64804
(Address of principal executive offices)	(Zip Code)

(417) 626-9961

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01   Entry into a Material Agreement

On April 20, 2007, SiriCOMM, Inc. (the “Registrant”) entered into Securities Purchase Agreement with five (5) investors. The securities sold were secured convertible debentures in the principal amount of $1,000,000 due April 15, 2008 (the “Debentures”). The Debentures bear interest at the rate of 12% per annum and are convertible into the Registrant’s common stock at any time at the rate of $0.31 per share. As part of this transaction, the registrant issued to the investors three (3) common stock purchase warrants for each dollar invested, or an aggregate of 3,000,000 warrants (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Registrant may issue up to an additional $500,000 in Debentures and issue up to an additional 1,500,000 warrants on the same terms discussed herein.

Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.31 per share commencing on the date of issuance and expiring on the close of business on the fifth anniversary of the issuance date. The Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price of certain events including, but not limited to, stock dividends, stock splits, reclassifications or mergers.

In addition, the Registrant entered into a registration rights agreement with each investor whereby the Registrant agreed to include the common stock underlying the Debentures and Warrants in any future registration statement filed by the Registrant subject to certain conditions contained in such agreement.

The Debentures are secured by all network equipment, including, without limitation, (i) all access point serves, and supporting infrastructure equipment, (ii) all agreements regarding the network pertaining to the placement and use/operation of the network, and (iii) any proceeds from the sale of network equipment and inventory.

In connection with this transaction, the Registrant issued an aggregate of 300,000 Warrants to Quest Capital Alliance I, L.L.C.(150,000) and Quest Capital Alliance II, L.L.C. (150,000) as a finder’s fee.

The proceeds of the financing will be used by the Registrant as general working capital.

Item 3.02   Unregistered Sales of Equity Securities

As described above, the Registrant issued Debentures in the principal amount of $1,000,000 and 3,000,000 Warrants to five (5) investors. In addition, the Registrant issued 300,000 Warrants in connection with such financing.

The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

Item 8.01   Other Events

On April 25, 2007, the Registrant issued a press release announcing the closing of the above described financing and the closing on March 14, 2007 of a $500,000 financing with Sunflower Capital, LLC. A copy of the press release issued by the Registrant concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01   Financial Statements and Exhibits

c)	Exhibits

10.1	Form of Securities Purchase Agreement
10.2	Form of Common Stock Purchase Warrant
10.3	Form of Secured Convertible Debenture
10.4	Form of Registration Rights Agreement
10.5	Form of Security Agreement
10.6	Subordination Agreement dated April 20, 2007 between Sunflower
Capital, LLC, Quest Capital Alliance II, L.L.C. as agent, and the Company.

99.1	Press Release dated April 25, 2007 issued by SiriCOMM concerning the entering into a financing agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRICOMM, INC.
(Registrant)

Date:	April 25, 2007	By:	/s/ Mark L. Grannell
Mark L. Grannell,
Chief Executive Officer

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